WAIVER AND DEFERRAL OF OCTOBER 1, 2008

QUARTERLY INTEREST PAYMENT

Recitals

1.

Reference is made to those certain Amendment Agreements, dated as of October 31, 2007, by and between the Wentworth Energy, Inc. (the "Company") and each investor listed on the signature pages attached thereto (the "Investors") (the "Amendment Agreements") pursuant to which, among other things, the Company issued (A) to each Investor an Amended and Restated Note and (B) to one of the Investors a New Note.

2.

Capitalized terms which are used herein which are not otherwise defined shall have the meanings assigned to those terms in the Amendment Agreements.

3.

The Company has requested that the Investors agree to waive and defer the Company’s obligation to make the required quarterly interest payments due October 1, 2008 under Paragraph 2(a) of the Notes (the “October 1, 2008 Quarterly Interest Payments”), with such obligation being deferred until the following Interest Date of January 1, 2009.

Agreement

1.

The undersigned Investor hereby waives the requirement of the Company to make the October 1, 2008 Quarterly Interest Payments due under Investor’s Amended and Restated Note, and as applicable, the New Note upon the condition and with the express understanding that (a) such October 1, 2008 Quarterly Interest Payments shall be paid in full on or before January 1, 2009, the next Interest Date, along with interest thereon at the Interest Rate from October 1, 2008 until such amount is paid, and (b) that all additional interest accruing from and after October 1, 2008 on the principal amount due under the Notes shall be timely paid on the next Interest Date, January 1, 2009, as required by the terms of the Notes.

2.

This Waiver and Deferral may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Waiver and Deferral.  This Waiver and Deferral, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Waiver and Deferral bearing the signature of the party so delivering this Waiver and Deferral.

3.

This Waiver and Deferral is dated and shall be effective as of the 30th day of September, 2008.

4.

On or before 4:00 p.m., New York City time, on the fourth (4th) Business Day following the Final Execution Date (as defined below), the Company shall file a Current Report on Form 8-K describing the terms of this Waiver and Deferral and attaching a copy of the form of this Waiver and Deferral.

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5.

Upon request and upon submission of reasonable supporting documentation, the  Company shall pay the reasonable legal fees and expenses of the undersigned incurred in connection with the negotiation and execution of this Waiver and Deferral.

6.

This Waiver and Deferral shall be governed by and construed in accordance with the laws of the state of New York.

7.

This Waiver and Deferral shall be binding upon each of the Investors upon the execution by all of the Investors of a form of Waiver and Deferral identical in substance to this Waiver and Deferral (the “Final Execution Date”).

COMPANY:

WENTWORTH ENERGY, INC.

By:

Mike Studdard,

President

INVESTOR:

CASTLERIGG MASTER INVESTMENTS, LTD.

By:  Sandell Asset Management Corp.

By:

Name:

Title:

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